Exhibit 15







October 4, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Biogen, Inc. has included, by reference, our report dated April 12, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statement on Form S-8 to be filed on or about October 4, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


Price Waterhouse LLP
Boston Massachusetts